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                                                                     EXHIBIT 5.1


                                 June 25, 1998

                                                                      06-158-007



Financial Pacific Insurance Group, Inc.
3850 Atherton Road
Rocklin, California 95765


Ladies and Gentlemen:

        We have acted as counsel to Financial Pacific Insurance Group, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the sale in an underwritten public offering of up to 2,375,000 authorized but unissued shares of the Common Stock, $.01 par value (the "Common Stock"), of the Company (the "Company Shares") and 500,000 authorized, issued and outstanding shares of the Company currently held by existing stockholders ("Selling Stockholder Shares"). This opinion is delivered to you in connection with the Registration Statement on Form S-1, Registration No. 333-50511, as amended to date (the "Registration Statement"), for the aforementioned sale, filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act.

        In rendering the opinion set forth herein, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances.

        Based upon the foregoing and such other examination of law and fact as we have deemed necessary, and in reliance thereon, we are of the opinion that, the Company Shares have been duly authorized and will, upon sale and



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Financial Pacific Insurance Group, Inc.
June 25, 1998
Page 2


delivery thereof and receipt by the Company of full payment therefor as set forth in the Registration Statement, be validly issued, fully paid and nonassessable and, that the Selling Stockholder Shares are validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                        Very truly yours,



                                        /s/ RIORDAN & MCKINZIE